Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-141321, 333-134296, and 333-125362 on Form S-3 and Registration Statement No. 333-198065 on Form S-8 of our report dated March 21, 2022, relating to the consolidated financial statements of Vidler Water Resources, Inc. appearing in this Annual Report on Form 10-K/A.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 29, 2022